Laredo Petroleum: SailingStone’s Views & Recommendations February 2019 Exhibit E

Important Information 2 ©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019 THIS PRESENTATION AND THE VIEWS EXPRESSED HEREIN ARE ONLY TO BE USED TO PROVIDE GENERAL INFORMATION AND TO FOSTER DISCUSSION BETWEEN SAILINGSTONE CAPITAL PARTNERS LLC ("SAILINGSTONE") AND LAREDO PETROLEUM, INC . (THE “COMPANY”) AND ARE NOT INTENDED TO BE USED BY THE COMPANY OR ANY THIRD PARTY IN CONNECTION WITH ANY OTHER COMMUNICATION . THIS PRESENTATION MAY NOT BE REPRODUCED WITHOUT THE PRIOR WRITTEN PERMISSION FROM SAILINGSTONE . THIS PRESENTATION AND THE VIEWS EXPRESSED HEREIN DO NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS PRESENTATION, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION . THE VIEWS EXPRESSED HEREIN REPRESENT THE CURRENT OPINIONS AS OF THE DATE HEREOF OF SAILINGSTONE AND ARE DERIVED FROM PUBLICLY AVAILABLE INFORMATION AND THE ANALYSIS OF SAILINGSTONE REGARDING THE COMPANY . CERTAIN FINANCIAL INFORMATION AND DATA USED HEREIN HAVE BEEN DERIVED OR OBTAINED, WITHOUT INDEPENDENT VERIFICATION, FROM PUBLIC FILINGS, INCLUDING FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), AND OTHER SOURCES . THIS PRESENTATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY DESCRIBED HEREIN IN ANY JURISDICTION TO ANY PERSON, NOR DOES IT CONSTITUTE A FINANCIAL PROMOTION, INVESTMENT ADVICE OR AN INDUCEMENT OR AN INCITEMENT TO PARTICIPATE IN ANY PRODUCT, OFFERING OR INVESTMENT . THIS PRESENTATION IS INFORMATIONAL ONLY AND SHOULD NOT BE USED AS THE BASIS FOR ANY INVESTMENT DECISION, NOR SHOULD IT BE RELIED UPON FOR LEGAL, ACCOUNTING OR TAX ADVICE OR INVESTMENT RECOMMENDATIONS OR FOR ANY OTHER PURPOSE . NO REPRESENTATION OR WARRANTY IS MADE THAT SAILINGSTONE'S INVESTMENT PROCESSES OR INVESTMENT OBJECTIVES WILL OR ARE LIKELY TO BE ACHIEVED OR SUCCESSFUL OR THAT SAILINGSTONE'S INVESTMENT WILL MAKE ANY PROFIT OR WILL NOT SUSTAIN LOSSES . PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS . SAILINGSTONE HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION INDICATED HEREIN AS HAVING BEEN OBTAINED OR DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES . ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN . NO WARRANTY IS MADE THAT DATA OR INFORMATION, WHETHER DERIVED OR OBTAINED FROM FILINGS MADE WITH THE SEC OR FROM ANY THIRD PARTY, ARE ACCURATE . EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS PRESENTATION, INCLUDING PROJECTIONS, MARKET OUTLOOKS, ASSUMPTIONS AND ESTIMATES, ARE FORWARD - LOOKING STATEMENTS THAT ARE BASED ON CERTAIN ASSUMPTIONS, AND INVOLVE CERTAIN RISKS AND UNCERTAINTIES, INCLUDING RISKS AND CHANGES AFFECTING INDUSTRIES GENERALLY AND THE COMPANY SPECIFICALLY . YOU SHOULD BE AWARE THAT PROJECTIONS AND OTHER FORWARD - LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN, AND ACTUAL RESULTS MAY DIFFER FROM THE PROJECTIONS AND OTHER FORWARD LOOKING STATEMENTS CONTAINED HEREIN DUE TO REASONS THAT MAY OR MAY NOT BE FORESEEABLE . NO REPRESENTATION, WARRANTY OR UNDERTAKING, EXPRESS OR IMPLIED, IS MADE AS TO THE ACCURACY OR REASONABLENESS OF THE ASSUMPTIONS UNDERLYING THE PROJECTIONS AND OTHER FORWARD LOOKING STATEMENTS CONTAINED HEREIN OR TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION OR VIEWS CONTAINED HEREIN . SAILINGSTONE SHALL NOT BE RESPONSIBLE OR HAVE ANY LIABILITY FOR ANY MISINFORMATION CONTAINED IN ANY SEC FILING, ANY THIRD PARTY REPORT OR THIS PRESENTATION . ALL AMOUNTS, MARKET VALUE INFORMATION AND ESTIMATES INCLUDED IN THIS PRESENTATION HAVE BEEN OBTAINED FROM OUTSIDE SOURCES THAT SAILINGSTONE BELIEVES TO BE RELIABLE OR REPRESENT THE BEST JUDGMENT OF SAILINGSTONE AS OF THE DATE OF THIS PRESENTATION . SAILINGSTONE RESERVES THE RIGHT TO CHANGE OR MODIFY ANY OF ITS OPINIONS EXPRESSED HEREIN AT ANY TIME AS IT DEEMS APPROPRIATE . SAILINGSTONE DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN . SAILINGSTONE CURRENTLY HOLDS A SUBSTANTIAL AMOUNT OF SECURITIES OF THE COMPANY . SAILINGSTONE MAY, FROM TIME TO TIME, SELL ALL OR A PORTION OF SUCH SECURITIES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), BUY ADDITIONAL UNITS (IN THE OPEN MARKET, THROUGH PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE), OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SECURITIES . SAILINGSTONE ALSO RESERVES THE RIGHT TO TAKE ANY ACTIONS WITH RESPECT TO ITS INVESTMENT IN THE COMPANY AS IT MAY DEEM APPROPRIATE, INCLUDING, BUT NOT LIMITED TO, COMMUNICATING WITH THE BOARD OF DIRECTORS, MANAGEMENT AND OTHER INVESTORS . SAILINGSTONE SHALL HAVE NO OBLIGATION TO INFORM ANY PERSON ABOUT ANY OF ITS RESPECTIVE HISTORICAL, CURRENT AND FUTURE TRADING ACTIVITIES .

I. Executive Summary

Laredo Materially Undervalued Due to Poor Capital Allocation ▪ Laredo’s current valuation implies their undeveloped acreage is worthless, which is inconsistent with our 1,500+ well Wolfcamp analysis ▪ We attribute the depressed valuation to poor capital allocation decisions as opposed to asset quality ▪ We believe that Laredo shares are worth $8 - 12/share at current strip pricing, more than 2 - 3 times the stock price ©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019 4 6.7x 6.0x 5.3x 5.2x 4.3x 4.1x 4.0x PXD FANG CPE PE SM QEP LPI 2.7x 2.7x 2.2x 2.2x 1.7x 1.3x 1.0x PXD FANG SM PE CPE QEP LPI Adjusted EV/2019 EBITDA (1) EV/PD PV 10 (1,2) Implied Permian Value per Acre (3) $28k $22k $19k $17k $15k $13k $0k FANG PXD PE SM CPE QEP LPI (4) Sources: Company filings, TPH Research SailingStone Capital estimates (1) Adjusted for asset sales (2) TPH EV/PDP Metrics 1.8.2019; LPI adjusted for estimated negative reserve revision (3) Enterprise value per acre calculations are net of production, non - Permian acreage, and royalty volumes; Stock prices as of 2/13/ 2019; Flowing production multiple from TPH EV/PDP Metrics 1.8.2019 (4) Laredo’s net acreage (90,000) excludes northern Glasscock. All other Permian acreage as reported

5 ©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019 1. Right - size the business by reducing G&A by at least 50% 2. Allocate capital to maximize returns and prioritize free cash flow generation » Develop acreage at 4 - 5 wells/section going forward » Eliminate unproductive spending on science and testing 3. Create a reasonable business plan and compensate management based on the realization of that plan. At the current strip, the assets should support: » 5 - 10% per annum oil growth » $50 - 100MM annually in free cash flow » 10 - 15% per year debt - adjusted, per - share (DAPS) growth 4. Evaluate strategic alternatives in order to realize the intrinsic value of the company’s assets and to accelerate the return of capital to shareholders Recommendations to Unlock Laredo’s Intrinsic Value – Shale 2.0

II. Asset Quality Isn’t The Problem

Laredo's Acreage Position

- Laredo owns 90,000 core acres in the eastern Midland Basin[1]
- Wells in this area have slightly lower oil EURs and higher GORs
- However, this is offset by lower costs and higher natural gas and NGL EURs, resulting in similar returns
- There is a perception that Laredo owns low quality acreage
- Our 1,500+ well analysis shows that this perception is largely due to well spacing and not geology



Horseshoe Atoll
Martin
Howard
Excluded
Eastern Shelf
Midland Basin
TX
Midland
Glasscock
Central Basin Platform
Callon
Diamondback Rscs
Parsley
Pioneer Rscs
QEP
Sm Energy
Upton
Reagan

Sources: RS Energy Group, IHS Markit

(1) We exclude from our calculations the ~30,000 acres that lie on or near the Eastern Shelf, as they are not prospective for the Wolfcamp Shale

7
©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019

SAILINGSTONE CAPITAL PARTNERS LLC

Laredo’s Recent Wells Have Underperformed on Oil Volumes ▪ Over the last three years, Laredo’s oil EURs have lagged Midland Basin peers ▪ These results have created the perception that Laredo’s acreage yields lower returns than its peers ▪ Our analysis shows that Laredo’s poor results over the last 3 years have been driven by downspacing and not geology ©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019 8 Sources: IHS Markit, SailingStone Capital estimates (1) Normalized to 10,000’ Average oil production for 2016 - 2018 wells, bopd (1) 10 100 1,000 0 12 24 36 48 60 Laredo Peers Months

©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019 9 Oil Recoveries Are Driven by Spacing P90 80 70 60 P50 40 30 20 P10 99.5 99 95 5 1 0.5 98 2 99.8 0.2 Halfmann/Frysak Taylor Barb … Daniel SN 15 - 10 - 3 (EGN) Wilkinson (ECA) SRH 13/14 (APA) Schwartz Cox 21 - 16 Sugg 197 - 195 Graham Daniel SN 7 - 6 (EGN) Sugg A 171 Sugg A 157 JE Cox SRH 11 Colorado (EGN) Sabine (EGN) Halfmann 36 (ECA) Daniel SN 21 - 16 (EGN) Trinity (EGN) Brazos (EGN) 10 100 1,000 4-5 Wells/Section 6 Wells/Section 8 Wells/Section 10 Wells/Section Laredo Other Operator s Oil EUR (MBO/10,000’) Laredo Area Oil EUR (MBO) Distributions (1,2) (key pads highlighted by well spacing) Sources: IHS Markit, SailingStone Capital estimates (1) Normalized to 10,000’ (2) Data includes completions as far back as 2014 to capture historical wide spacing Widely - spaced wells are significantly better Tightly - spaced wells yield lower oil recoveries Glasscock County Reagan County

10 ©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019 Well Spacing Case Study Oil EURs are significantly lower on dense spacing 10 100 1,000 0 12 24 36 48 60 bopd Months 10 100 1,000 0 12 24 36 48 60 bopd Months Sources: IHS Markit, SailingStone Capital analysis (1) “County Line” group (Fuchs, Halfmann, Frysak, Schaefer wells – 6 wells total) (2) Sugg - A - 171 series (11 wells total) Wide Spacing Example (1) (5 wells per section) Dense Spacing Example (2) (8 wells per section) Oil EUR: 481 mbo Oil EUR: 265 mbo

100 1,000 P90 80 70 60 P50 40 30 20 P10 99.5 99 95 5 1 0.5 98 2 99.8 0.2 10 100 1,000 4-5 Wells/Section 6 Wells/Section 8 Wells/Section 10 Wells/Section Midland Basin ©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019 11 At 4 - 5 wells per section, oil EURs are slightly below Midland average, while equivalent EURs are above average (1) Laredo Wells Competitive with Midland Basin at Wider Spacing Oil EUR Distribution, mbo (2) Equivalent EUR Distribution, mboe (2) Laredo E. Reagan/ Glasscock Counties Midland/Upton/ W. Reagan/Martin/ Howard Counties Midland/Upton/ W. Reagan/Martin/ Howard Counties E. Reagan/ Glasscock Counties Laredo Sources: IHS Markit, SailingStone Capital estimates (1) Wells plotted include 1,500+ completions from 2016 - 2018 where data is sufficient to perform decline curve analysis (2) Normalized to 10,000’ P50 EUR LPI: 400 - 450 mbo P50 EUR Peer: 525 mbo P50 EUR Peer: 900 mboe P50 EUR LPI: 1100 - 1300 mboe

©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019 12 Laredo Wells Competitive with Midland Basin at Wider Spacing 100 1,000 CPE FANG PE PXD QEP SM 100 1,000 CPE FANG PE PXD QEP SM Laredo Oil EUR: 400 - 450 MBO (4 - 5 wells/section) Laredo Equiv EUR: 1.1 - 1.3 MMBOE (4 - 5 wells/section) Laredo Oil EUR is roughly: ▪ PXD P70 ▪ PE P65 ▪ SM P50 ▪ CPE P50 ▪ FANG/EGN P40 ▪ QEP P40 Laredo Equivalent EUR is roughly: ▪ PE P45 ▪ PXD P30 ▪ CPE P15 ▪ FANG/EGN P15 ▪ SM P10 ▪ QEP P10 Sources: IHS Markit, SailingStone Capital estimates (1) Wells plotted include 1,500+ completions from 2016 - 2018 where data is sufficient to perform decline curve analysis (2) Normalized to 10,000’ Laredo oil recoveries at 4 - 5 wells per section are in line with competitor results (1) Oil EUR Distribution, mbo (2) Equivalent EUR Distribution, mboe (2)

Lower Costs Offset Higher GORs ©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019 13 2018 Midland Development Cost per Lateral Foot (1) Sources: Company filings, SailingStone Capital estimates (1) Midland development cost per lateral foot = total Midland capital spent / (net completions times average lateral length), exc lud es non - recurring investments (2) Permian operating expenses = LOE + Production Tax + GPT (3) FANG production expenses exclude volumetric impact of VIPER (4) SM and CPE reported Permian volumes converted from 2 to 3 - stream for comparison purposes (5) Estimated Cash flow recycle ratio = (Realized Price – Cash Costs + Cash G&A) / F&D for Permian Only operations Q3’18 Permian Operating Expenses (2) ($/ boe ) (3) (4) $1,151 $1,146 $1,132 $1,093 $987 $958 $851 PE CPE PXD FANG SM QEP LPI (4) 10.10 9.68 8.79 8.52 7.94 7.80 6.64 QEP PXD PE SM FANG CPE LPI Q3’18 Estimated Project Recycle Ratios (5) 2.6x 2.8x 3.0x 3.1x 3.3x 3.3x 3.7x CPE SM PXD LPI PE QEP FANG Laredo’s project economics are consistent with Midland Basin peers

Current Valuation is NOT a Function of Asset Quality

- The perception of poor asset quality is weighing on valuation
- A closer analysis shows that, when developed appropriately, Laredo's assets generate results that are comparable with Midland Basin peers
- Our works shows that the asset base supports an acreage value of $15-20k per acre, in line with peers and transactions in the basin



Implied Permian Value per Acre (1)
100-200% upside to Laredo stock implied by recent comps and NAV at current strip
FANG/EGN Valuation
$28k
$22k
$19k
$17k
$15k
$13k
$0k
FANG
PXD
PE
SM
CPE
QEP
LPI

Sources: Company filings, TPH Research, SailingStone Capital estimates
(1) Enterprise value per acre calculations are net of production, non-Permian acreage, and royalty volumes; Stock prices as of 2/8/2019; Flowing production multiple from TPH EV/PDP Metrics 1.8.2019

14 ©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019

SAILINGSTONE CAPITAL PARTNERS LLC

III. Costs & Capital Allocation Are the Problem

Laredo's Past Results

- Laredo's low returns on capital and free cash flow deficits have not been driven by asset quality, but rather by:
  - » Excessive G&A costs
  - » Unnecessarily tight well spacing
  - » Too much capital spending on "science" and testing
- We attempted to reconstruct Laredo's past financial results from 2016-2018 assuming:
  - » A 50% reduction in G&A costs
  - » Development of the Upper & Middle Wolfcamp at 4-5 wells per section
  - » The elimination of unproductive spending on science
- Under this development plan, Laredo would have shown:
  - » Project returns of 40% versus realized returns of 25%
  - » DAPS growth of 10-15% per annum versus ~5% realized DAPS growth
  - » 2019 Net Debt/EBITDA of 1.0x times versus 2.2x
  - » 2019 EV/EBITDA multiple of 2.5x versus 4.1x

16 ©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019

SAILINGSTONE CAPITAL PARTNERS LLC

©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019 17 Laredo is currently spending approximately $100mm per year on G&A, the highest among peers on a unit basis and as a percentage of market capitalization. Laredo should be able to reduce annual G&A by at least 50%. G&A Has Been Excessively High Sources: Company filings, TPH Weekly Rig Roundup, SailingStone Capital estimates (1) G&A used is annualized Q3’18 G&A, excludes capitalized items G&A $/ boe $2.38 $1.47 $3.51 $3.25 $2.30 $2.46 $3.56 $3.35 0% 2% 3% 2% 6% 6% 11% 10% 0% 2% 4% 6% 8% 10% 12% 14% $0 $10 $20 $30 $40 $50 $60 FANG CPE PE PXD LPI w/ savings SM LPI QEP Per Rig % of Market Cap G&A (1) per rig ($mm) and as a percent of Market Cap

Downspaced Wells Have Underperformed ▪ Since 2016, Laredo has moved to higher density development, increasing density from 4 - 5 to 6 - 8 wells per section ▪ These wells have had lower oil recoveries and higher gas - to - oil ratios due to interference ▪ As a result, Laredo’s oil mix has declined as a percentage of total production and the corporate decline rate has steepened ▪ The good news is that wider spacing yields higher oil recoveries, lower depletion rates, and better returns ▪ Notably, Laredo has a large acreage position and many years of development at wider spacing ©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019 18 10 100 1,000 0 12 24 36 48 60 Months 4-5 Wells/Section 6 Wells/Section 8 Wells/Section Sources: IHS Markit, SailingStone Capital estimates (1) Normalized to 10,000’ Laredo oil type curves by development spacing, bopd (1)

$3 $4 $5 $6 $7 $8 $9 2015 2016 2017 2018 What Could Have Been… At Lower Costs and Wider Spacing ▪ What actually happened » Downspacing degraded well results » G&A higher than peers » Science and testing ▪ What could have happened » Drilled wells at 4 - 5 wells per section » 50% lower G&A » Eliminated unnecessary testing ©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019 19 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 2015 2016 2017 2018 2x 3x 4x 5x 6x 7x 8x 9x 10x 2015 2016 2017 2018 EV/EBITDA Multiples Actual Leverage – Net Debt/EBITDA Actual Estimated Debt - Adjusted Per Share Production (2) Actual Potential Sources: SailingStone Capital estimates (1) All estimates based on $55 oil and $2.75 gas (2) Debt - Adjusted Per Share production = (production volumes × constant flowing barrel multiple – net debt) / outstanding shares, adjusted for Medallion sale Increasing well density Potential Potential

IV. SailingStone’s Plan – Shale 2.0

SailingStone’s Plan – Shale 2.0 ▪ Reduce G&A by at least 50% ▪ Maximize returns on capital by developing the Wolfcamp at 4 - 5 wells per section » Per - well oil recoveries should increase by over 40% » Project returns should rise from 25% to 40% » Decline rates should improve ▪ Eliminate non - D&C upstream expenditures ▪ Under this plan at the current strip, Laredo should be able to: » Generate 5 - 10% per annum growth in oil volumes » Generate significant free cash flow with approximately 10 - 15% DAPS growth » Return up to $200mm to shareholders over the next 4 years at the current future strip through share repurchases, dividends, and/or debt reduction » Reduce leverage to under 1.5x net debt/EBITDA » See its multiple compress over 40% from 4.1x to 2.5x by 2021 ▪ Explore strategic alternatives that can improve capital efficiency further and accelerate the return of capital to shareholders ©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019 21

$0 $1 $2 $3 $4 $5 $6 $7 $8 $9 $10 2015 2016 2017 2018 2019 2020 2021 2022 ©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019 22 Our plan meaningfully improves all operational and financial metrics, highlighting the intrinsic value of the underlying assets SailingStone Plan Increases Returns & FCF Shale 2.0 • Wider spacing (4 - 5 wells/DSU/zone) • Lower G&A Status Quo • Denser spacing (6 - 8 wells/DSU/zone) • High G&A Estimated Debt - Adjusted Per Share Production (3) Sources: SailingStone Capital estimates (1) All estimates based on $55 oil and $2.75 gas (2) Oil recoveries normalized to 10,000’ lateral length (3) Debt - Adjusted Per Share production = (production volumes x constant flowing barrel multiple – net debt) / outstanding shares, adjusted for Medallion sale 2019 is a transition year from 6 - 8 well per section development to 4 - 5 Estimates (1) 2019 2020 2021 2022 Shale 2.0 $367 $451 $477 $546 Status Quo $367 $451 $477 $546 Shale 2.0 $85 $50 $50 $50 Status Quo $100 $99 $95 $95 Shale 2.0 365 425 425 425 Status Quo 300 300 300 300 Oil Growth Shale 2.0 (5%) 9% 9% 9% Status Quo (9%) 1% 4% 6% Shale 2.0 $1 $45 $108 $102 Status Quo ($10) ($40) ($62) ($58) Capex ($mm) Total G&A ($mm) Oil Recoveries per well, mbo (2) Free Cash Flow ($mm)

©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019 23 SailingStone Plan Accretive on NAV & Cash Flow Basis $0 $2 $4 $6 $8 $10 $12 YE18 YE22 (1) Stock price as of 2/13/2019 (2) All estimates based on $55 oil and $2.75 gas (3) Net Asset Value = (reserve value – net debt) / outstanding shares Net Asset Value ($/ sh ) Shale 2.0 PDP Undrilled $0 $2 $4 $6 $8 $10 $12 YE18 YE22 Undrilled PDP Current Stock Price (1) Current Stock Price (1) EV/EBITDA Multiples 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 2019 2020 2021 2022 Shale 2.0 Status Quo Leverage – Net debt/EBITDA 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 2019 2020 2021 2022 Shale 2.0 Status Quo Status Quo

V. Closing Thoughts

25 ©2019 SailingStone Capital Partners LLC. All Rights Reserved. 2/14/2019 1. Right - size the business by reducing G&A by at least 50% 2. Allocate capital to maximize returns and prioritize free cash flow generation 3. Create a reasonable business plan and compensate management based on the realization of that plan 4. Evaluate strategic alternatives in order to realize the intrinsic value of the company’s assets and to accelerate the return of capital to shareholders Laredo’s Path Forward SailingStone asks the Board to commit to the following actions: $3.79 $8.00 $1.21 $1.00 $1.75 $0.25 $12.00 $0 $2 $4 $6 $8 $10 $12 $14 Laredo Today Upside w/ Current Development Reduce G&A Type Curve Changes Eliminate Unproductive Capital Laredo 2.0 $60 oil / $3 gas $55 oil / $2.75 gas $/ sh (1) Laredo Today is stock price as of 2/13/2019